EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No.’s 333-139309 and 333-145241) on Form S-8 of Neuro-Hitech, Inc. of our report dated March 24, 2009 relating to our audit of the consolidated financial statements which, appear in the Annual Report on Form 10-K of Neuro-Hitech, Inc. for the year ended December 31, 2008.

/s/ Sherb & Co., LLP

Sherb & Co., LLP

Certified Public Accountants

Boca Raton, FL

March 31, 2009